UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 16, 2009

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 609-452-8550

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 16, 2009 Covance Inc. (the “Company”) entered into a Credit Agreement with PNC Bank, National Association, as agent, and the banks named therein (the “Credit Agreement”).  The Credit Agreement replaces the Company’s previous credit facility which was due to expire on June 30, 2009 and provides for a revolving credit facility of up to $150,000,000 for a term of three years.  The Credit Agreement contains various financial and other covenants and is backed by guarantees of certain of the Company’s domestic subsidiaries and is collateralized by a pledge of 65 percent of the capital stock of certain of the Company’s foreign subsidiaries. Interest on outstanding borrowings under the Credit Agreement varies in accordance with the terms of the Credit Agreement and is presently based upon the London Interbank Offered Rate plus 200 basis points.  At June 16, 2009, there were $55,000,000 of outstanding borrowings and $1,350,000 of outstanding letters of credit under the Credit Agreement. The Credit Agreement is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1                        Credit Agreement dated June 16, 2009 with PNC Bank, National Association, as agent, and the banks named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date: June 22, 2009	/s/ James W. Lovett
	Name:	James W. Lovett
	Title:	Corporate Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated June 16, 2009 with PNC Bank, National Association, as agent, and the banks named therein.